UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
________________
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 9, 2014
Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)
Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)
(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

On April 9, 2014, Ruby Tuesday, a Georgia corporation, (the “Company”), issued a press release announcing the Company’s financial results for the fiscal quarter ended March 4, 2014. A copy of the press release is attached hereto as Exhibit 99.1

ITEM 5.02(D)	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

Effective April 9, 2014, our Board of Directors appointed Mark W. Addicks and Donald E. Hess as directors of the Company.  At the Board’s request, Messrs. Addicks and Hess will participate by invitation on Board committees until such time as the Board determines committee assignments.

Pursuant to the Company’s director compensation program, Messrs. Addicks and Hess will receive retainer and meeting fees as well as be eligible to participate in the Ruby Tuesday, Inc. Stock Incentive Plan and the Ruby Tuesday, Inc. Deferred Compensation Plan for Directors.

There were no arrangements or understandings by which Messrs. Addicks and Hess were named a director.  Neither the Company nor any of its subsidiaries was involved in any transactions with Messrs. Addicks and Hess or their immediate families that are reportable under Item 404(a) of Regulations S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated April 9, 2014 (this press release is being furnished pursuant to Item 2.02 of Form 8-K).
99.2	Press Release dated April 9, 2014 (regarding election of Messrs. Addicks and Hess).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Ruby Tuesday, Inc.
(Registrant)

By: /s/ Michael O. Moore
Michael O. Moore
Executive Vice President and
Chief Financial Officer
Date: April 9, 2014